SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                     SHARES PURCHASED      AVERAGE
                        DATE              SOLD(-)          PRICE(2)
 COMMON STOCK-KAMAN CORPORATION
          GAMCO INVESTORS, INC.
                       9/21/05            1,000-           22.7000
                       9/20/05            3,000-           23.6537
                       9/09/05            2,000            23.8824
                       9/07/05              900-           23.1800
                       9/01/05            1,000-           24.0500
                       8/31/05            1,000-           23.0700
          GABELLI FUNDS, LLC.
               GABELLI ABC FUND
                       8/29/05            2,000-           22.9500

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ NATIONAL MARKET.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.